                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
               Date of Report (Date of earliest event reported):
                                 May 31, 1996

                      ROBERTS PHARMACEUTICAL CORPORATION
- -------------------------------------------------------------------------------
            (exact name of registrant as specified in its charter)

    NEW JERSEY                          1-1-432                 22-2429994
- -------------------                 ----------------          -----------------
(State or other                     (Commission               (IRS Employer
jurisdiction of                     File Number)              Identification
incorporation)                                                Number)


                              Meridian Center II
                             4 Industrial Way West
                         Eatontown, New Jersey  07724
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         (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code:  908-389-1182


                              Meridian Center II
                             4 Industrial Way West
                         Eatontown, New Jersey  07724


- -------------------------------------------------------------------------------
         (Former name or former address, if changed from last report)

        Item 5. Other Events
                ------------


                Roberts Pharmaceutical Corporation announced that it has been informed that the Food and Drug Administration (FDA) will shortly issue an "approvable letter" for ProAmatine (TM) (midodrine) pursuant to Subpart H regulations for "Accelerated Approval of New Drugs For Serious Or Life-Threatening Illnesses". PromAmatine would be the first cardiovascular drug to be approved by the FDA under the accelerated process.

                ProAmatine, which the FDA has designated as an "orphan drug", has been developed by Roberts to fill the U.S. therapeutic void in the treatment of orthostatic hypotension.

                A meeting of the Company and FDA took place on May 22, 1996 to discuss accelerated approval of ProAmatine. The FDA has now agreed that, under the accelerated process, ProAmatine is eligible for approval based on a surrogate endpoint for orthostatic hypotension, i.e., the drug's clinically demonstrated ability to increase blood pressure. In turn, Roberts has agreed to perform post-marketing Phase IV studies to satisfy the FDA's request for additional studies to verify clinical benefit. Roberts and FDA will meet again to discuss the final design of the Phase IV protocols. Meanwhile, Roberts will initiate pre-launch activities, including the preparation of its U.S. sales force in anticipation of FDA clearance of the product.


                                  SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    ROBERTS PHARMACEUTICAL CORPORATION
                                    ------------------------------------
                                                   (Registrant)



Date: June 4, 1996                 By:/s/ Anthony A. Rascio
                                   --------------------------------------
                                   Anthony A. Rascio
                                   Vice President